UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2008
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

111 N. Sepulveda Blvd., Suite 250
Manhattan Beach, CA		90266
(Address of principal executive offices)		(Zip Code)

(310) 937-1511
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2008, Doral Energy Corp. (formerly Language Enterprises Corp.) (the “Company”) entered into an agreement (the “Hanson Energy Agreement”) with J. Warren Hanson, an individual doing business as Hanson Energy, to acquire certain oil and gas properties located in Eddy County, in southeastern New Mexico.

Under the terms of the Hanson Energy Agreement, Hanson Energy has agreed to transfer to the Company all of its right, title and interest in and to 62 oil and gas leases (the “Leases”), together with all of Hanson Energy’s right, title and interest in and to the lands, wells and hydrocarbons associated with the Leases and to the oil and gas sales contracts related thereto (collectively, the “Assets”). As consideration for the Assets, the Company agreed to pay to Hanson Energy the following consideration (collectively, the “Purchase Price”):

(a)	Upon execution of the Hanson Energy Agreement, a deposit (the “Deposit”) of $100,000 in cash plus and 500,000 shares of the Company’s common stock;

(b)

Upon closing, $4,900,000 in cash and 6,500,000 shares of the Company’s common stock, and to assign to Hanson Energy an overriding royalty interest of 2.5% of 8/8 on the oil and gas produced from the Assets.

Upon closing, the cash portion of the Purchase Price shall be adjusted for the value of any oil stock tank inventories and any prepaid expenses paid by Hanson Energy. Closing of the purchase of the Hanson Energy Assets is scheduled for June 13, 2008, but is subject to the customary terms and conditions, including, the completion by each party of their due diligence investigations to their reasonable satisfaction, as well as to the delivery by Hanson Energy of any financial statements necessary to permit the Company to make its required filings under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In addition, the Hanson Energy Agreement specifically provides that the closing date may be delayed by up to 60 days after the scheduled closing date to allow the Company to obtain sufficient financing to permit it to pay the cash portion of the Purchase Price and to allow the Company sufficient time to obtain the bonds necessary to act as an operator of the Assets in the State of New Mexico. If the transactions contemplated in the Hanson Energy Agreement do not close, Hanson Energy will be entitled to retain the Deposit unless the failure to close is due to the breach by Hanson Energy of its representations, warranties and covenants set out in the Hanson Energy Agreement or otherwise due to Hanson Energy’s malfeasance.

The foregoing is a summary of the material provisions of the Hanson Energy Agreement, and is not intended to be a complete description of all of the provisions thereof. The foregoing summary is qualified in its entirety by reference to the Hanson Energy Agreement, filed as an exhibit to this report. Readers are cautioned that the Company does not currently have the financial resources necessary to permit it to pay the cash portion of the Purchase Price, and that it will be required to obtain a significant amount of financing prior to closing the purchase of the Hanson Energy Assets. The Company does not currently have any financing arrangements in place.

A copy of the Company’s press release dated April 30, 2008 with respect to the Hanson Energy Agreement is attached as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement dated April 25, 2008 between J. Warren Hanson, doing business as Hanson Energy, his wife Kathie Hanson, and Doral Energy Corp. (formerly Language Enterprises Corp.)

99.1	Press release dated April 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: April 30, 2008
	By:	/s/ Paul C. Kirkitelos

PAUL C. KIRKITELOS
Chief Executive Officer, Chief Financial
Officer, President, Secretary and Treasurer